Exhibit 99.1

Inseego Announces Sale of Telematics Business For $52 million in Cash

Proceeds to Drive Further Deleveraging and Improvement of Capital Structure and Support Company Focus on Driving Growth in 5G Mobility and Fixed Wireless Solutions

SAN DIEGO – September 16, 2024 – Inseego Corp. (Nasdaq: INSG) (the “Company” or “Inseego”), a technology leader in 5G mobile and fixed wireless solutions for mobile network operators, Fortune 500 enterprises, and SMBs, today announced that it has entered into a definitive agreement to sell its fleet management and telematics business in an all-cash transaction for $52 million. Under the terms of the agreement, a portfolio holding company of Convergence Partners ("Convergence"), an investment management firm focused on the technology sector, will acquire Inseego’s remaining telematics business that operates across the United Kingdom, the European Union, Australia and New Zealand.

Inseego’s decision to divest its fleet management and telematics operations was based on a review of the strategic fit of the business with the Company’s North American-centric 5G wireless solutions business and the Company’s previously stated goal to continue to significantly de-leverage its capital structure. The sale of the telematics operations further supports Inseego’s streamlining of its focus and resources on the strongest growth opportunities around its core product offerings.

“The sale of our remaining telematics operations is part of our continued improvements in strengthening Inseego’s balance sheet and ensuring that we are well-positioned and focused on the growth of our 5G business,” said Inseego Executive Chairman, Philip Brace. “The sale proceeds will enable us to repay in full our existing short-term debt, complete the restructuring of our Convertible Notes, and add to our strong liquidity position, all while helping us to focus on addressing our growing 5G pipeline,” added Brace.

The purchaser is an affiliate of Ctrack Africa (collectively, “Ctrack”), a telematics business that was historically part of Inseego’s telematics portfolio, which the Company sold to Convergence in a previous transaction in 2021. Upon completion of this sale, the re-unified telematics business under Ctrack will operate on a global technology platform and at scale, with customers and employees benefitting from being part of a larger organization that specializes in and is focused on telematics and driving growth in the business.

The transaction is subject to receipt of customary closing conditions and is expected to close early in the fourth quarter of 2024. The initial purchase price is subject to various working capital and other customary adjustments.

The Company also announced today that there was no change to its financial guidance provided for the third quarter of 2024, ending September 30, 2024.

Raymond James & Associates, Inc. served as financial advisor and Greenberg Traurig, LLP served as counsel to the Company in connection with the transaction.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is the industry leader in 5G Enterprise cloud WAN solutions, with millions of end customers and thousands of enterprise and SMB customers on its 4G, 5G, and cloud platforms. Inseego's 5G Edge Cloud combines the industry's best 5G technology, rich cloud networking features, and intelligent edge applications. Inseego powers new business experiences by connecting distributed sites and workforces, securing enterprise data, and improving business outcomes with intelligent operational visibility---all over a 5G network. For more information on Inseego, visit www.inseego.com #Putting5GtoWork

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Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to the planned sale of the Company’s telematics business, financial guidance, and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the satisfaction of the conditions precedent to the sale of the telematics business; (2) the Company’s ability to negotiate, execute and complete exchange transactions with respect to its convertible notes; (3) the Company’s ability to make payments on or to refinance its indebtedness; (4) the Company’s dependence on a small number of customers for a substantial portion of our revenues; (5) the future demand for wireless broadband access to data and asset management software and services and our ability to accurately forecast; (6) the growth of wireless wide-area networking and asset management software and services; (7) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (8) our ability to develop sales channels and to onboard channel partners; (9) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (10) dependence on third-party manufacturers and key component suppliers worldwide; (11) the impact of fluctuations of foreign currency exchange rates; (12) the impact of supply chain challenges on our ability to source components and manufacture our products; (13) unexpected liabilities or expenses; (14) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (15) litigation, regulatory and IP developments related to our products or components of our products; (16) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (17) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (18) the global semiconductor shortage and any related price increases or supply chain disruptions; (19) the potential impact of COVID-19 or other global public health emergencies on the business; (20) the impact of high rates of inflation and rising interest rates; and (21) the impact of geopolitical instability on our business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

©2024. Inseego Corp. All rights reserved. Inseego is a trademark of Inseego Corp. Other Company, product, or service names mentioned herein are the trademarks of their respective owners.

Media Relations Contact:

Inseego Corp.

Jodi Ellis

pr@inseego.com

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